Exhibit 11



                                  ANICOM, INC.
                        Computation of Earnings per Share
                    (In thousands, except per share amounts)


                                                   For the Three Months Ended             For the Nine Months Ended
                                                          September 30,                         September 30,
                                                           (unaudited)                           (unaudited)

                                               ------------------------------------  -----------------------------------

                                                     1997               1996               1997              1996
Earnings per common share
==============================================
Net income                                     $          1,834   $            743   $          3,802   $         1,767
Less:  dividend on preferred stock                         (173)               ---               (297)              ---
                                               -----------------  -----------------  -----------------  ----------------
Net income available to common stockholders    $          1,661   $            743   $          3,505   $         1,767
                                               =================  =================  =================  ================

Weighted average common shares outstanding               17,646             13,142             16,417            12,654
                                               =================  =================  =================  ================
Earnings per common share                      $            .09   $            .06   $            .21   $           .14
                                               =================  =================  =================  ================

Earnings per common share and share equivalent
  - Primary
==============================================
Weighted average common shares outstanding               17,646             13,142             16,417            12,654
Add:  common share equivalents (options
  and warrants)  (1)                                        990                324                710               224
                                               -----------------  -----------------  -----------------  ----------------
Weighted average common share and share
  equivalents outstanding                                18,636             13,466             17,127            12,878
                                               =================  =================  =================  ================
Earnings per common share and share equivalent
  - Primary                                    $            .09   $            .06   $            .21   $           .14
                                               =================  =================  =================  ================

Earnings per common share and share equivalent
  - Fully diluted
==============================================
Net income                                     $          1,834   $            743   $          3,802   $         1,767
                                               =================  =================  =================  ================

Weighted average common shares
outstanding,       excluding convertible                 16,088             13,142             15,891            12,654
preferred stock
Add:  common share equivalents (options
  and            warrants)  (1)                           1,152                476              1,152               476
Add:  convertible preferred stock (2)                     3,131                ---              1,439               ---
                                               -----------------  -----------------  -----------------  ----------------
                                                         20,371             13,618             18,482            13,130
                                               =================  =================  =================  ================
Earnings per common share and share equivalent
  - Fully diluted                              $            .09   $            .06   $            .21   $           .14
                                               =================  =================  =================  ================

(1)   - Calculated using the treasury stock method.
(2)  -  Calculated using the if-converted method.